UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 1, 2005

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 694-7722

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2005, Nautilus, Inc. (the “Company”) and Greggory C. Hammann (“Executive”) entered into an Amended and Restated Executive Employment Agreement (the “Amended Agreement”), which amends the employment agreement with Mr. Hammann originally entered into in July 2003.

The following is a summary of the material revisions to the Executive’s prior employment agreement that are incorporated in the Amended Agreement:

Section 1.1 – Employment, Services and Duties. The title of Chairman was added.

Section 3.5 – Life Insurance. The face amount of Company paid term life insurance was increased to $5.0 million from $3.0 million.

Section 5.1 – Severance Pay Upon Termination Without Cause or for Good Reason. The severance payment period was increased from one year to two years.

A copy of the Amended Agreement is attached hereto as Exhibit 99.1 and is incorporated herein. The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

In addition, on December 1, 2005, the Executive and the Company also entered into a Performance Unit Agreement, documenting the terms of a performance unit award approved by the Company’s Compensation Committee pursuant to the Nautilus, Inc. 2005 Long Term Incentive Plan. The Performance Unit Agreement provides for the following two Performance Unit Awards:

(a)	Initial Award. The first Performance Unit award (the “Initial Award”) entitles Executive to receive 62,500 shares of the Company’s common stock if, for any completed fiscal year ending on or before December 31, 2011, (i) Executive is employed by the Company on the last day of such fiscal year, and (ii) the Company’s Earnings Per Share (as defined in the Performance Unit Agreement) for such fiscal year equal or exceed two dollars ($2.00) (the “Performance Goal”). The year in which the Performance Goal for the Initial Award is achieved is referred to as the “Initial Award Year.”

(b)	Subsequent Award. The second Performance Unit award (the “Subsequent Award”) entitles the Executive to receive 62,500 shares of the Company’s common stock if (i) the Performance Goal for the Initial Award is achieved, (ii) the Initial Award Year is a fiscal year ending on or before December 31, 2010, and (iii) the Company’s Earnings Per Share in the fiscal year immediately following the Initial Award Year increase by 10% or more over the Earnings Per Share of the Initial Award Year.

A copy of Mr. Hammann’s Performance Unit Agreement is attached hereto as Exhibit 99.2 and is incorporated herein. The foregoing description of the Performance Unit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
99.1	Amended and Restated Executive Employment Agreement dated December 1, 2005, by and between the Company and Greggory C. Hammann.

99.2	Performance Unit Agreement dated December 1, 2005, by and between the Company and Greggory C. Hammann.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

December 7, 2005	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial
Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Executive Employment Agreement dated December 1, 2005, by and between the Company and Greggory C. Hammann.

99.2	Performance Unit Agreement dated December 1, 2005, by and between the Company and Greggory C. Hammann.